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                                                                     EXHIBIT 5-A


                                 June 25, 1999



Phillips Petroleum Company
Phillips Building
Bartlesville, Oklahoma 74004

Ladies and Gentlemen:

          I have acted as counsel for Phillips Petroleum Company, a Delaware corporation ("Phillips" or the "Company") and have represented the Company, and Phillips 66 Capital III, Phillips 66 Capital IV, Phillips 66 Capital V and Phillips 66 Capital VI, each a statutory business trust created under the Business Trust Act of the State of Delaware (each a "Trust" and collectively, the "Trusts"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to registration under the Act of (i) senior debt securities, and subordinated debt securities of Phillips (the "Debt Securities"), which may be issued pursuant to a Senior Indenture dated as of September 15, 1990, as supplemented by Supplemental Indenture No 1 dated as of May 23, 1991 between Phillips and U.S. Bank Trust National Association, as successor to Continental Bank, National Association (the "Senior Debt Trustee"), as trustee (as amended or supplemented, the "Senior Debt Indenture"), a Subordinated Debt Indenture dated as of May 23, 1996 between Phillips and The Bank of New York (the "Subordinated Debt Trustee" and, together with the Senior Debt Trustee, the "Trustee"), as trustee (as amended or supplemented, the "Subordinated Debt Indenture" and, together with the Senior Indenture, the "Indenture"), (ii) warrants to purchase the Debt Securities (the "Debt Warrants"), (iii) shares of preferred stock, with or without par value (the "Preferred Stock") of Phillips, which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts");
(iv) warrants to purchase the Preferred Stock (the "Preferred Stock Warrants"),
(v) shares of Common Stock, $1.25 par value per share, of Phillips (the "Common Stock"); (vi) stock purchase or Preferred Stock contracts of Phillips ("Purchase Contracts") to purchase Common Stock or Preferred Stock; (vii) stock purchase units of Phillips ("Stock Purchase Units"), each representing ownership of a Purchase Contract and any of Debt Securities, debt obligations of third parties, including U.S. Treasury securities, or Preferred Securities (as defined below) of a Trust, securing a holder's obligation to purchase Common Stock or Preferred Stock under the Purchase Contact, and (viii) guarantees (the "Guarantees") of Preferred Securities to be issued by the Trusts, as described below.
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Phillips Petroleum Company
June 25, 1999
Page 2

          I will also act as counsel to Phillips and the Trusts in connection with offerings from time to time of Preferred Securities of the Trusts (the "Preferred Securities") which are being registered under the Registration Statement. The Preferred Securities are to be issued by each Trust pursuant to an Amended and Restated Declaration of Trust (the "Amended Declaration") to be filed with the Secretary of State of the State of Delaware by the Trustees of the relevant Trust. The Preferred Securities are to be guaranteed by Phillips pursuant to Guarantees issued under a Guarantee Agreement (the "Guarantee Agreement") to be entered into by Phillips in respect of the Preferred Securities. The forms of Preferred Securities, Amended Declaration and Guarantee Agreement are filed or incorporated by reference as exhibits to the Registration Statement.

          I have examined originals or copies, certified or otherwise identified to my satisfaction, or such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

          Based on the foregoing, I am of the opinion that:

          1. The Debt Securities have been duly authorized for issuance and, when (i) the Registration Statement has become effective under the Act, (ii) the terms of the Debt Securities have been duly established in accordance with the applicable Indenture and (iii) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and duly issued and delivered by Phillips in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued (x) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities or (y) as part of Stock Purchase Units) will constitute valid and binding obligations of Phillips, enforceable against Phillips in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

          2. The Debt Warrants have been duly authorized and (i) when the Registration Statement has become effective under the Act, (ii) upon the execution and delivery of a debt warrant agreement relating to such Debt Warrants in the form filed as an exhibit to the Registration Statement, and
(iii) when the Debt Warrants have been duly executed, countersigned, delivered and sold in the applicable form filed as an exhibit to the Registration Statement and as contemplated in the Registration Statement, such Debt Warrants will constitute valid and legally binding obligations of
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Phillips Petroleum Company
June 25, 1999
Page 3

Phillips, enforceable against Phillips in accordance with their terms, except as
(a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

          3. The shares of Preferred Stock have been duly authorized and (i) when the Registration Statement has become effective under the Act, (ii) when the terms of the Preferred Stock have been duly and properly authorized for issuance and a Certificate of Designations for the Preferred Stock and setting forth the terms thereof has been duly filed, (iii) when such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and (iv) when the shares of Preferred Stock have been duly executed, countersigned and delivered by the Company upon purchase thereof and payment in full therefor as contemplated in the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

          4. The Preferred Stock Warrants have been duly authorized and (i) when the Registration Statement has become effective under the Act, (ii) upon the execution and delivery of a preferred stock warrant agreement relating to such Preferred Stock Warrants in the form filed as an exhibit to the Registration Statement, and (iii) when the Preferred Stock Warrants have been duly executed, countersigned, delivered and sold in the applicable form filed as an exhibit to the Registration Statement and as contemplated in the Registration Statement, such Preferred Stock Warrants will constitute valid and legally binding obligations of Phillips, enforceable against Phillips in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

          5. The shares of Common Stock have been duly authorized and (i) when the Registration Statement has become effective under the Act and (ii) when the shares of Common Stock have been duly executed, countersigned and delivered by the Company upon purchase thereof and payment in full therefor as contemplated in the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          6.  The Guarantees have been duly authorized for issuance and, when
(i) the Registration Statement has become effective under the Act, (ii) the applicable Guarantee Agreement has been duly executed and delivered and (iii) the Preferred Securities have been duly issued and delivered by the applicable Trust as
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Phillips Petroleum Company
June 25, 1999
Page 4

contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and binding obligations of Phillips, enforceable against Phillips in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

          7. When (i) the Registration Statement has become effective under the Act, (ii) a Deposit Agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly executed and delivered, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares, (iv) the terms of the Preferred Stock have been duly and properly authorized for issuance and a Certificate of Designations for the Preferred Stock and setting forth the terms thereof has been duly filed, (v) such shares of Preferred stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and (vi) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

          8. When (i) the Registration Statement has become effective under the Act, (ii) a Purchase Contract Agreement relating to the purchase Contracts (the "Purchase Contract Agreement") has been duly executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement and (iv) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Purchase Contracts will constitute valid and binding obligations of Phillips, enforceable in accordance with their terms, except as (a) enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of generally applicability (regardless of whether considered in a proceeding at law or in equity).

          9. Assuming that the Stock Purchase Units, a Purchase Contract Agreement relating to the Purchase Contracts comprising a part of the Stock Purchase Units and such Purchase Contracts has been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Purchase Contract Agreement has been duly executed and delivered, (iii) the terms of the Purchase Contracts and of
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Phillips Petroleum Company
June 25, 1999
Page 5

their issuance and sale have been duly established in conformity with the Purchase Contract Agreement, (iv) the terms of the collateral arrangements relating to such Stock Purchase Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered, and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (v) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Units will constitute valid and binding obligations of Phillips, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

          I am a member of the Bar of the State of Oklahoma and my opinion is limited to the Federal laws of the United States, the laws of the State of Oklahoma and the Delaware General Corporation Law.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                       Very truly yours,


                                       /s/ Robert C. Koch